                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                         SAN JUAN DE BARGAS EOLICA, S.L.

The undersigned, Cesar Rodriguez, attorney-at-law, officiating under Spanish Bar
Association, declares that:

     1.- San Juan de Bargas  Eolica,  S.L.,  hereinafter  referred  to as:  "the
     Company"- is a closed company with limited  liability,  organised under the laws of Spain,  having its  registered  office at  Villanueva  de  Gallego,
     Zaragoza, Aragon, Spain and having its offices at the same place, and being registered in the Mercantile Register of Zaragoza on Page Z29.656.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the incorporation at civil law notary,  officiating in Zaragoza on 10
     July 2001.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is to promote, build, and develop wind farms.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   Derek  John  Spencer,  born on 29 May 1941,  married,  of British nationality,  residing at 23 Paseo de la  Castellana,  2(degree),
               Madrid;
          2.   Maria del Carmen Garcia Arguelles,  adult of age,  Spanish,  with domicile in Paseo de la Castellana,  23, 2(0), Madrid and Spanish
               ID number 10.874.842-M;
          3.   Augusto Fernandez Guaza, adult of age, Spanish,  with domicile in
               Villanueva de Gallego, Zaragoza, Aragon;
          4.   Jose Luis Garcia Arias,  adult of age, Spanish,  with domicile in
               Villanueva de Gallego, Zaragoza, Aragon;
          5.   Isabel Munagorri Arregi, adult of age, Spanish,  with domicile in
               Villanueva de Gallego, Zaragoza, Aragon;
          6.   Daniel Fernandez Cabanuz, adult of age, Spanish, with domicile in
               Villanueva de Gallego, Zaragoza, Aragon;
          7.   Francisco Berne Floria,  adult of age, Spanish,  with domicile in
               Villanueva de Gallego, Zaragoza, Aragon;
          8.   Antonio Zaforteza Rodes, adult of age, Spanish,  with domicile in
               Villanueva de Gallego, Zaragoza, Aragon;

     6.- The secretary  non-director is Rafael Alcazar Crevillen,  of legal age,
     Spanish, with domicile in Villanueva de Gallego, Zaragoza, Aragon.

Signed in Madrid on 23 April 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133